Exhibit 10.72+

ADDENDUM NO. 3 TO
AMENDED AND RESTATED SERVICES AGREEMENT
This Addendum No. 3 (this "Addendum") is made and entered into as of the 1st day of October, 2018 (the "Addendum Effective Date") by and between IHC Health Services, Inc., a Utah non-profit corporation, ("IMH" or sometimes referred to as "Intermountain" or "Intermountain Healthcare") and R1 RCM Inc., a Delaware corporation, formerly known as Accretive Health, Inc. ("R1") (each a "Party" and collectively, the "Parties"), pursuant to and subject to that certain Amended and Restated Services Agreement (as amended, referred to herein as the "Services Agreement") dated as of January 23, 2018, by and between the Parties.
WHEREAS, the Services Agreement was amended by (i) Addendum No. 1 to Amended and Restated Services Agreement, effective as of April 30, 2018 and (ii) Addendum No. 2 to Amended and Restated Services Agreement, effective as of June 18, 2018 ("Addendum No. 2").
NOW THEREFORE, in consideration of the premises and mutual consents set forth below, the Parties hereby agree as follows:

1.	Purpose
In accordance with Addendum No. 2, the Parties desire to adjust the Non-Labor Cost to Collect Factor to remove baseline costs and expenses associated with the closure of short term leased spaces, and to make other changes set forth herein. When signed by both Parties, this Addendum shall be attached to, and deemed a part of, the Services Agreement. All other terms and conditions of the Agreement shall remain in full force and effect.

2.	Definitions
Capitalized terms used in this Addendum but not otherwise defined herein shall have the meanings give to such terms in the Services Agreement.

3.	Base Fee

3.1
In accordance with Section 4.8 of Addendum No. 2, the Parties have calculated the "one-time adjustment" and they agree that R1 will provide Intermountain with a one-time credit in the amount of [**] to account for the difference between (i) the total costs of operations at the Leased Spaces (as defined in Addendum No. 2), including, but not limited to, base rent, furniture fees, utilities and operating expenses, and (ii) the baseline costs and expenses associated with the Leased Spaces that were included in the Cost to Collect Numerator for the Initial Cost to Collect Factor for the period beginning April 8, 2018 through September 30, 2018.

[**] Indicates that text has been omitted which is the subject of a confidential treatment request. The text has been separately filed with the Securities and Exchange Commission.

3.2	Effective as of October 1, 2018, the Parties agreed that the [**] shall be [**] and the [**] shall be [**]. The new total Cost to Collect Factor shall be [**].

3.3	Effective as of the Addendum Effective Date, Addendum No. 2 is hereby amended as follows:

(a)	The Parties agree to delete Section 4.10 in its entirety and replaced it with the following:
In consideration for R1's access and use of [**] on a [**] basis, R1 will [**].

(b)	The Parties agree to delete Section 4.11 in its entirety and replace it with the following:
In consideration for the Transition Services (not covered by Section 4.10 above) provided by Intermountain under the Transition Services Agreement between the Parties, on a [**] basis, R1 will [**].
SIGNATURE PAGE FOLLOWS

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[**] Indicates that text has been omitted which is the subject of a confidential treatment request. The text has been separately filed with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the Parties have caused this Addendum to be executed by their respective duly authorized representatives as of the Addendum Effective Date.

IHC HEALTH SERVICES, INC.	R1 RCM INC.
By: /s/Todd E Craghead Name: Todd E Craghead Title: Vice President Revenue Cycle	By: /s/ H. Jeffrey Brownwell Name: H. Jeffrey Brownwell Title: SVP
10/8/18

SIGNATURE PAGE TO ADDENDUM 3 TO AMENDED AND RESTATED SERVICES AGREEMENT